Exhibit 99.1

Press RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

FOR IMMEDIATE RELEASE

GMH Communities Trust Files Annual Report on Form 10-K and
Announces Fourth Quarter and 2005 Year End Results

Recent Developments for 2006 Student Housing and Military Housing Segments
Update on Filing of Form 10-Q for First Quarter 2006
Investor Conference Call Expected After Release of First Quarter 2006 Results
Annual Meeting of Shareholders to be held on September 6, 2006

NEWTOWN SQUARE, Pa., July 31, 2006 — GMH Communities Trust (NYSE:GCT), one of the leading providers of housing, lifestyle and community solutions for college students and members of the U.S. military and their families, announced today that it has filed its Annual Report on Form 10-K for the year ended December 31, 2005 with the United States Securities and Exchange Commission, and reported results for the fourth quarter and year ended December 31, 2005. Financial and operating highlights for these periods, and other news relating to the Company, include the following:

2005 Results of Operations

The Company reported net income for the fourth quarter ended December 31, 2005 of $3.8 million, or $0.10 per diluted share, on total revenues of $68.4 million. FFO for the quarter was $16.4 million, or $0.22 per diluted share. The Company had 73,647,136 weighted-average diluted common shares and units of limited partnership interest outstanding during this period.

For the year ended December 31, 2005, the Company reported net income of $6.1 million, or $0.18 per diluted share, on total revenues of $224.2 million. FFO for the year was $45.3 million, or $0.69 per diluted share, in line with the Company’s May 15, 2006 estimate of unaudited results. The Company had 65,609,352 weighted-average diluted common shares and units of limited partnership interests outstanding during this period. Reconciliations of FFO to net income, and FFO per share to EPS, the most directly comparable GAAP measures, are included in a schedule accompanying this press release for both the fourth quarter of 2005 and the full year.

“With the filing of our 2005 Form 10-K now complete, and the anticipated filing of our Form 10-Q for the first quarter of 2006 to follow shortly, we look forward to getting back on track with our SEC reporting obligations and the timely release of results of operations to our shareholders,” stated Gary M. Holloway, Sr., Chairman, Chief Executive Officer and President of the Company.  “The first half of 2006 required that we devote substantial attention to ensuring that our financial results are reported accurately, identifying weaknesses in our internal control over financial reporting, and placing an effective remediation plan into action. We have learned important lessons from this experience, and take seriously the need to assure the reliability of our financial reporting process going forward. Our management team is committed to focusing on enhancing our core operational growth and regaining the investment community’s confidence in our business.”

2005 Student Housing Summary

During 2005, the Company acquired 24 properties, totaling 4,753 units and 14,302 beds, and three undeveloped parcels of land, for an aggregate purchase price of $548.5 million.  As of December 31, 2005, the Company’s student housing portfolio totaled 54 properties, containing a total of 10,236 units and 33,340 beds, one undeveloped parcel of land and three partially developed parcels of land.  In addition, the Company provided management services for 18 student housing properties owned by others, containing a total of 4,222 units and 13,365 beds, including 455 units and 1,938 beds that are currently under construction.

2005 Military Housing Summary

As of December 31, 2005, the Company earned fees for providing development, construction/renovation and management services to seven military housing projects, encompassing 18 military bases totaling 15,858 end-state housing units. This includes the Company’s Fort Bliss/White Sands Missile Range project, which will contain approximately 3,277 end-state housing units, and Fort Eustis/Fort Story project, which will contain approximately 1,124 end-state housing units.  Both are 50-year projects that received financing during 2005 to cover project costs estimated at $445.9 million and $167.6 million, respectively.

Recent Developments

As of July 28, 2006, the Company’s owned student housing portfolio, excluding properties under development, was 87.4% pre-leased for the 2006/2007 academic year, versus 87.6% pre-leased for the 2005/2006 academic year as of the same date in 2005.  In addition, as of July 28, 2006, the Company’s entire student housing portfolio, including owned and third-party managed properties and properties under development, was 89.1% pre-leased for the 2006/2007 academic year, versus 88.0% for the 2005/2006 academic year as of the same date last year.

With respect to the 54 student housing properties owned by the Company as of December 31, 2005, the Company’s student housing division projects a 2.8% increase in net rental revenue per occupied bed (rental revenue net of all concessions) for the 2006/2007 academic year, as compared to the 2005/2006 academic year. For these same-store properties, this equates to $424.81 in net rental revenue per occupied bed, per month for the 2006/2007 academic year, as compared to $413.25 for the prior academic year.

A summary of developments in the Company’s student housing and military housing segments during the first six months of 2006 is provided below:

•                  Acquired seven student housing properties located near seven colleges and universities in seven states, containing a total of 1,258 units and 3,674 beds, for an aggregate purchase price of $119.5 million.

•                  Executed agreements to purchase a portfolio of 11 student housing properties from Capstone Properties for an aggregate purchase price of approximately $223.0 million. These properties consist of a total of 2,214 units and 7,194 beds, are located in 11 states and serve 11 colleges and universities.  The Company is currently evaluating the acquisition of this portfolio alone or together with a joint venture partner. The acquisition is expected to close during the third quarter of 2006.  The acquisition of this portfolio is subject to certain conditions, and the Company cannot assure that it will be successful in acquiring all or any of these properties.

•                  As of July 27, 2006, in addition to the portfolio of 11 student housing properties under contract as described above, the Company had agreements to purchase four additional student housing properties containing a total of 503 units and 1,524 beds, and 10 undeveloped parcels of land for the development of five future student housing properties. The Company also had a non-binding letter of intent to acquire a leasehold interest in a student housing property. In the aggregate, these properties are located near 23 colleges and universities in 17 states. These acquisitions are subject to certain conditions, and the Company cannot assure that it will be successful in acquiring all or any of these properties.

In addition, the Company holds an option to purchase its joint venture partner’s interest in the joint ventures that own two student housing properties currently under development in Orono, Maine and Bowling Green, Ohio, which will contain an aggregate of 288 units and 1,152 beds upon completion.

Construction of the properties is expected to be completed prior to commencement of the 2006/ 2007 academic year.

•                  On May 1, 2006, officially partnered with the U.S. Department of the Army to be the private sector partner for the design, development, construction/renovation and management of the military family housing communities at Fort Gordon, located near Augusta, Georgia. The 50-year term of the Fort Gordon Project includes a six-year Initial Development Period (IDP) with project costs of approximately $110 million, and covers 887 end-state housing units.

•                  On May 1, 2006, acquired an ownership interest in, and assumed management and maintenance services for, the U.S. Department of the Army’s military family housing at Carlisle Barracks and Picatinny Arsenal, located in Carlisle, PA and Dover, NJ.  On July 21, 2006, financing was secured for this 50-year project, which includes a five-year IDP with project costs of approximately $79 million, and covers 348 end-state housing units.

Update on Filing of Form 10-Q for First Quarter 2006

As previously reported, the Company has closed its books and records with respect to the three months ended March 31, 2006. With final resolution of the Form 10-K filing and year-end audit, the Company and its independent auditors now are focusing their efforts on completing the review of the financial statements and Form 10-Q for the first quarter of 2006, and expect the filing of the Form 10-Q to follow shortly. The Company previously announced that it has obtained a waiver from the lender syndicate under its credit facility to deliver unaudited financial statements for the first quarter of 2006 no later than August 15, 2006.

Investor Conference Call Expected After Release of First Quarter 2006 Results

The Company will announce the date and time of an investor conference call in connection with the release of its first quarter 2006 results. The call will cover 2005 fourth quarter and year end results, as well as first quarter 2006 results.

Annual Meeting of Shareholders to be held on September 6, 2006

The Company will hold its 2006 Annual Meeting of Shareholders on September 6, 2006. Proxy statements, together with copies of the Company’s 2005 Annual Report, are expected to be mailed during the first week of August 2006 to shareholders of record as of August 2, 2006.

Supplemental Information

The Company will also produce a supplemental information package that provides details regarding its operating performance, investing activities and overall financial position for the fourth quarter and year end 2005, as well as information regarding the restatement of each of the Company’s fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. A copy of this supplemental information package will be available on the Company’s website at www.gmhcommunities.com under the Investor Relations section.

Non-GAAP Financial Measures

This press release contains non-GAAP (“Generally Accepted Accounting Principles”) information that is generally provided by most publicly traded REITS and that we believe may be of interest to the investment community. Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in a schedule accompanying this press release. Details regarding the Company’s methodology for computing capitalization rates for its student housing properties are included in the supplemental information package referred to above.

About GMH

GMH Communities Trust (http://www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 1,700 people throughout the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.” Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology, and include the timing of our filings with the Securities and Exchange Commission, such as the anticipated filing of the Company’s Form 10-Q for the first quarter of 2006 and the mailing of the Company’s proxy statement. These statements are inherently subject to risks and uncertainties, including the date by which the Company’s independent auditors will complete their review of the Company’s financial statements for the first quarter of 2006, and the other risks relating to our business presented in our filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For more information contact:

At the Company	Financial Relations Board
Kathleen M. Grim	Claire Koeneman	Joe Calabrese
kgrim@gmh-inc.com	(Analyst Info)	(General)
610-355-8206	(312) 640-6745	(212) 827-3772
10 Campus Blvd.
Newtown Square, PA 19073

Gregory FCA Communications
(Media contact)
Greg Matusky
greg@gregoryfca.com
610.642.8253

GMH COMMUNITIES TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and number of shares)

	December 31, 2005	December 31, 2004
ASSETS
Real estate investments:
Student housing properties	$1,210,255	$638,635
Accumulated depreciation	29,039	3,905
	1,181,216	634,730
Corporate assets:
Corporate assets	8,178	11,625
Accumulated depreciation	565	241
	7,613	11,384
Cash and cash equivalents	2,240	60,926
Restricted cash	11,625	2,313
Accounts and other receivables, net:
Related party	19,191	9,309
Third party	2,925	2,257
Investments in military housing projects	37,828	39,482
Deferred contract costs	1,063	126
Deferred financing costs, net	4,088	2,820
Lease intangibles, net	3,201	4,994
Deposits	2,856	1,848
Other assets	4,105	2,872
Total assets	$1,277,951	$773,061

LIABILITIES AND BENEFICIARIES’ EQUITY
Notes payable	$692,069	$370,007
Line of credit	36,000	—
Accounts payable:
Related party	—	277
Third party	5,566	1,160
Accrued expenses	21,253	9,308
Dividends and distributions payable	16,227	9,583
Other liabilities	21,337	4,907
Total liabilities	792,452	395,242
Minority interest	188,633	182,118
Beneficiaries’ equity:
Common shares of beneficial interest, $0.001 par value; 500,000,000 shares authorized, 39,699,843 and 30,350,989 issued and outstanding at December 31, 2005 and 2004, respectively	40	30
Preferred shares—100,000,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	325,455	200,276
Unearned share compensation	(320)	—
Cumulative earnings	6,310	251
Cumulative dividends	(34,619)	(4,856)
Total beneficiaries’ equity	296,866	195,701
Total liabilities and beneficiaries’ equity	$1,277,951	$773,061

GMH COMMUNITIES TRUST AND THE GMH PREDECESSOR ENTITIES
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	For the year ended December 31, 2005 (Company)	Period from January 1 to November 1, 2004 (Predecessor)	Period from November 2 to December 31, 2004 (Company)	For the year ended December 31, 2003 (Predecessor)
Revenue:
Rent and other property income	$132,094	$11,453	$14,197	$636
Expense reimbursements:
Related party	57,930	19,494	13,815	3,273
Third party	4,650	6,287	916	7,318
Management fees:
Related party	7,005	3,120	1,235	3,892
Third party	3,774	3,537	449	2,624
Other fee income - related party	18,321	4,899	3,561	842
Other income	378	509	406	230
Total revenue	224,152	49,299	34,579	18,815
Operating Expenses:
Property operating expenses	58,664	14,237	8,518	9,218
Reimbursed expenses	62,580	25,781	14,731	10,591
Real estate taxes	12,191	824	1,063	83
Administrative expenses	11,209	2,092	2,347	1,405
Profits interests and employee initial public offering bonus expense	—	37,502	—	—
Depreciation and amortization	34,188	3,264	3,890	822
Interest	31,025	2,852	3,220	396
Total operating expenses	209,857	86,552	33,769	22,515
Income (loss) before equity in earnings of unconsolidated entities, minority interest and income taxes	14,295	(37,253)	810	(3,700)
Equity in earnings of unconsolidated entities	3,073	—	—	751
Income (loss) before minority interest and income taxes	17,368	(37,253)	810	(2,949)
Income taxes	5,580	—	312	—
Income (loss) before minority interest	11,788	(37,253)	498	(2,949)
Minority interest	5,729	—	247	—
Net income (loss)	$6,059	$(37,253)	$251	$(2,949)
Earnings per share—basic	$0.19		$0.01
Earnings per share—diluted	$0.18		$0.01

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations

Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not a generally accepted accounting principle, or GAAP, financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest of unitholders, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial tables included in the financial statements that we file with the Securities and Exchange Commission. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders. In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share. Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following table presents a reconciliation of FFO to net income, and FFO per diluted share to diluted EPS, for the three and twelve months ended December 31, 2005 (in thousands, except for per share data):

Three Months Ended December 31, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$3,820

Add:
Minority interest	3,546
Depreciation on real property	7,709
Amortization of lease intangibles	1,281
FFO	$16,356

FFO per share/unit - basic	$0.23
Weighted-average shares/units outstanding — basic	70,994,502

FFO per share/unit - fully diluted	$0.22
Weighted-average shares/units outstanding — fully diluted	73,647,136

EPS — basic	$0.10
Weighted-average shares outstanding — basic	39,367,185

EPS - fully diluted	$0.10
Weighted-average shares outstanding - fully diluted	73,647,136

Twelve Months Ended December 31, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$6,059

Add:
Minority interest	5,729
Depreciation on real property	25,275
Amortization of lease intangibles	8,235
FFO	$45,298

FFO per share/unit - basic	$0.72
Weighted-average shares/units outstanding - basic	63,262,909

FFO per share/unit - fully diluted	$0.69
Weighted-average shares/units outstanding — fully diluted	65,609,352

EPS — basic	$0.19
Weighted-average shares outstanding — basic	32,623,564

EPS - fully diluted	$0.18
Weighted-average shares outstanding - fully diluted	65,609,352